Exhibit 10.2

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 10, 2026, by and among ARC Group Acquisition I Corp., a British Virgin Islands business company (“Purchaser”), Firstborn Top Capital Sdn. Bhd., a Malaysian private limited company (the “Company”), and the officers, directors and shareholders of the Company listed on Schedule A hereto (the “Company Shareholders”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Share Purchase Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously herewith, Purchaser, the Company, the shareholders of the Company (the “Selling Shareholders”) and a representative each of Purchaser and the Company, entered into a share purchase agreement, dated September 10, 2026 (the “Share Purchase Agreement”), pursuant to which the Selling Shareholders agreed to sell and transfer to Purchaser, and Purchaser agreed to purchase, acquire and accept from the Selling Shareholders, all of the issued and outstanding capital shares of the Company, upon the terms and conditions set forth therein (the “Business Combination”).

WHEREAS, as of the date of this Agreement, each Company Shareholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the issued and outstanding Company Ordinary Shares set forth opposite such Company Shareholder’s name on Schedule A hereto (all such securities or other equity securities, together with any classes of the Company’s shares, or other equity securities of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by such Company Shareholder during the period from the date hereof through the termination of this Agreement are referred to herein as the “Subject Shares”); and

WHEREAS, in order to induce Purchaser to enter into the Share Purchase Agreement and to consummate the Business Combination, the parties hereto are executing and delivering this Agreement.

NOW, THEREFORE, in consideration of the foregoing, which are incorporated into this Agreement as if fully set forth below, and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Vote. Each Company Shareholder, severally and not jointly, with respect to the Subject Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Purchaser may request in connection therewith), irrevocably and unconditionally, to:

(a) when any meetings of the shareholders of the Company are held, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote at any meetings of the shareholders of the Company, and in any action by written consent of the shareholders of the Company, all of the Subject Shares (i) in favor of the approval and adoption of the Share Purchase Agreement, the Ancillary Documents and the Business Combination, (ii) in favor of the approval of any other matter reasonably necessary to the consummation of the Business Combination and considered and voted upon by the Company Shareholders, and (iii) against (A) any Acquisition Proposal relating to an Alternative Transaction with respect to the Company and any and all other proposals (x) for a Business Combination involving the Company with other Person(s), (y) that could reasonably be expected to in any material respect delay or impair the ability of the Company to consummate any of the Business Combination, or (z) which are in competition with or materially inconsistent with the Share Purchase Agreement or the Ancillary Documents or (B) any action or proposal involving the Company that is intended, or would reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Business Combination or would reasonably be expected to result in any of the conditions to the Closing under the Share Purchase Agreement not being fulfilled;

(c) execute and deliver all related documentation and take such other action in support of the Share Purchase Agreement, the Ancillary Documents and the Business Combination, as shall reasonably be requested by Purchaser, in order to carry out the terms and provisions of this Section 1, including, without limitation, the execution and delivery of any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents; and

(d) except as contemplated by the Share Purchase Agreement or the Ancillary Documents, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote.

2. Representations and Warranties. Each Company Shareholder, severally and not jointly, represents and warrants to Purchaser and the Company as follows:

(a) Such Company Shareholder has received and reviewed a copy of the Share Purchase Agreement and this Agreement and has had the opportunity to consult with their tax and legal advisors.

(b) The execution, delivery and performance by such Company Shareholder of this Agreement and the consummation by such Company Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Company Shareholder or any agreement to which such Company Shareholder is bound, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Subject Shares of such Company Shareholder (other than pursuant to this Agreement to the extent applicable), or (iv) conflict with or result in a breach of or constitute a default under any provision of the Governing Documents of such Company Shareholder, if and as applicable.

(c) Such Company Shareholder owns of record and has good, valid and marketable title to all of the Subject Shares free and clear of any Lien (other than pursuant to this Agreement to the extent applicable) and has the sole or shared power (as currently in effect) to vote the Subject Shares and subject to the Lock-Up Agreement, has the full right, power and authority to sell, transfer and deliver the Subject Shares. Such Company Shareholder does not own, directly or indirectly, (i) any other Company Securities other than the Subject Shares or (ii) any options, warrants or other rights to acquire any additional shares of the Company or any security exercisable for or convertible into Company Securities other than the Subject Shares.

(d) If such Company Shareholder (i) is not an individual, such Company Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by such Company Shareholder; and (ii) is an individual, the signature on this Agreement is genuine, such Company Shareholder has legal competence and capacity to execute the same.

(e) This Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(f) There is no Action pending, or, to the knowledge of such Company Shareholder, threatened, against such Company Shareholder in writing that would reasonably be expected to materially impair the ability of such Company Shareholder to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement or the Business Combination.

(g) Such Company Shareholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(h) Except as set forth in the Company Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of such Company Shareholder.

3. Other Covenants and Agreements.

(a) Each Company Shareholder agrees to and shall be bound by and subject to Section 7.6 (No Solicitation), Section 7.12 (Public Announcements), Section 7.13 (Confidential Information), and Section 11.1 (Waiver of Claims Against Trust) of the Share Purchase Agreement to the same extent as such provisions apply to the Company, as if such Company Shareholder was directly party thereto.

(b) Each Company Shareholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Business Combination that such Company Shareholder may have by virtue of ownership of the Subject Shares and agrees not to commence or participate in any claim, derivative or otherwise, against Purchaser relating to the negotiation, execution or delivery of this Agreement or the Share Purchase Agreement or the consummation of the Business Combination.

(c) Each Company Shareholder agrees not to take or agree or commit to take any action that would make any representation or warranty of such Company Shareholder contained in this Agreement inaccurate in any material respect. Each Company Shareholder further agrees that it shall use its reasonable best efforts to cooperate with the Company and Purchaser to effect the Business Combination, the Share Purchase Agreement, the Ancillary Documents, and the provisions of this Agreement.

(d) Each Company Shareholder hereby consents to the publication and disclosure in the Form S-4, and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company to any Authority or to securityholders of the Company) of such Company Shareholder’s identity and beneficial ownership of the Subject Shares and the nature of such Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or the Purchaser, a copy of this Agreement. Each Company Shareholder will promptly provide any information reasonably requested by the Company or the Purchaser for any regulatory application or filing made or approval sought in connection with the Business Combination (including filings with the SEC). No Company Shareholder shall issue any press release or otherwise make any public statements with respect to the Business Combination or the transactions contemplated herein without the prior written approval of the Purchaser and the Company.

4. Termination. This Agreement, and the obligations of the Company Shareholders under this Agreement shall automatically terminate upon the earliest of: (a) the Closing Date; (b) the termination of the Share Purchase Agreement in accordance with its terms; or (c) the mutual written agreement of the Company Shareholders, the Company and Purchaser. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

5. Miscellaneous.

(a) Except as otherwise provided herein or in the Share Purchase Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, consents, waivers and other communications hereunder shall be governed by the provisions under the Share Purchase Agreement.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Share Purchase Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance, and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (collectively, “Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction located in Delaware (or in any appellate courts thereof) (the “Specified Courts”). The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 5(b). Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(i) This Agreement may be executed and delivered (including by facsimile or electronic portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(j) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(k) This Agreement shall not be effective or binding upon any Company Shareholder until such time as the Share Purchase Agreement is executed by each of the parties thereto.

(l) If, and as often as, there are any changes in Company or Company Ordinary Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company and the Company Shareholders and the Subject Shares as so changed, and the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

(m) The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(n) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Purchaser, the Company Shareholder (acting by majority in interest of the Subject Shares), and the Company. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(o) This Agreement is intended to create a contractual relationship among the Company Shareholders, the Company and Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture, or any like relationship among the parties hereto or among any other shareholders of the Company entering into voting agreements with the Company or Purchaser. Each Company Shareholder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Company Shareholder, the Company or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

ARC GROUP ACQUISITION I CORP.

By:
Name:	Datuk Dr. Doris Wong
Title:	Chief Executive Officer

COMPANY:

FIRSTBORN TOP CAPITAL SDN. BHD.

By:
Name:	Ow Ruey Shen
Title:	Director

COMPANY SHAREHOLDERS:

By:
Name:	Wong Chee Sin

By:
Name:	Ow Ruey Shen (Corporate Representative of Mastika Heritage Sdn Bhd)

By:
Name:	Phuah Ee Jie

By:
Name:	Ng Lei Teng (Corporate Representative of P88 Capital Sdn. Bhd.)

Schedule A